Exhibit 10.1

EMPLOYEE STOCK

OWNERSHIP PLAN AND TRUST OF

STANDARD MOTOR PRODUCTS, INC.

Amended and Restated

Effective January 1, 2015

TABLE OF CONTENTS

		Page

ARTICLE ONE	DEFINITIONS	1

ARTICLE TWO	PURPOSE	12

ARTICLE THREE	PARTICIPANTS	13

ARTICLE FOUR	COMPANY CONTRIBUTIONS	14

ARTICLE FIVE	EMPLOYEE CONTRIBUTIONS	16

ARTICLE SIX	ALLOCATION OF CONTRIBUTIONS AND FORFEITURES	17

ARTICLE SEVEN	TERMINATION OF EMPLOYMENT	26

ARTICLE EIGHT	MANNER OF PAYMENT	30

ARTICLE NINE	ADMINISTRATION	43

ARTICLE TEN	CLAIM PROCEDURES	47

ARTICLE ELEVEN	TRUSTEES’ POWERS AND DUTIES	49

ARTICLE TWELVE	TOP HEAVY RULES	57

ARTICLE THIRTEEN	MISCELLANEOUS	65

ARTICLE FOURTEEN	AMENDMENT AND TERMINATION	66

ARTICLE FIFTEEN	REPURCHASE OF COMPANY SECURITIES	68

APPENDIX I	EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST OF STANDARD MOTOR PRODUCTS, INC.	1

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WHEREAS, the Standard Motor Products, Inc. (the “Company”) has established and maintained the Employee Stock Ownership Plan and Trust of Standard Motor Products, Inc. (the “Plan”); and

WHEREAS, the Company intends that the Plan meet the requirements of an employee stock ownership plan under Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”) for its eligible employees; and

WHEREAS, Section 14.1 of the Plan permits the Employer to amend the Plan; and

WHEREAS, the Plan was most recently amended and restated effective January 1, 2011; and

WHEREAS, the Employer wishes to amend and restate the Plan, effective January 1, 2015, to comply with statutory, regulatory and other changes in the rules governing the Plan.

NOW, THEREFORE, the Plan is hereby amended and restated effective January 1, 2015 except where otherwise specifically stated in the document.

ARTICLE ONE

Definitions

For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless a different meaning is plainly required by the context:

1.1           “Account” means the separate account which the Trustees shall maintain for a Participant under the Plan pursuant to Section 6.1 of the Plan.

1.2           “Accounting Date” means the last day of the Plan Year or such other interim valuation date as may be set by the Trustees.

1.3           “Beneficiary” means a person designated by a Participant, or otherwise, who is or may become entitled to a benefit under the Plan.

1.4           “Break in Service” means an eligibility or vesting computation period, as the case may be, during which a Participant has not completed more than 500 Hours of Service. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Trustees shall credit Hours of Service during an Employee’ s unpaid absence period due to maternity or paternity leave. The Trustees shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the place with the Employee of an adopted child, or the care of the Employee’s child following the child’s birth or placement. The Trustees shall credit Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Trustees shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent an Employee’s Break in Service. The Trustees shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Trustee shall credit these Hours of Service to the immediately following computation period.

1.5           “Code” means the Internal Revenue Code of 1986, as amended.

1.6           “Company” means Standard Motor Products, Inc., a New York corporation and any successor thereto.

1.7           “Company Securities” means shares of stock which constitute employer securities with respect to the Company as defined in Section 409(l) of the Code.

1.8           “Compensation” means the compensation as reported on Form W-2, excluding military differential pay as described in Section 3401(h) of the Code, and including any salary reduction contributions made by the Employee pursuant to a plan described in Section 125 of the Code or qualified under Section 401(k) of the Code, for services paid by an Employer to an Employee during the Plan Year.  For purposes of Article IV and Section 6.2 of the Plan, Compensation shall not include any payments an individual receives while not an Employee, including, but not limited to, severance payments.

If for a Plan Year the average of the ratios of the Compensation for each Participant (as limited by the second paragraph of this Section) who is not a Highly Compensated Employee to his Compensation as determined under Section 6.3 for such year (including amounts deferred under a Section 401(k) plan or Section 125 plan maintained by an Employer but after application of the second and third paragraphs of this Section 1.8) is less than the corresponding average office ratios during such Plan Year for Participants who are Highly Compensated Employees, then for all purposes under the Plan, the Compensation of each Employee who is not a Highly Compensated Employee shall be his compensation as determined under Section 6.3 for such year (including amounts deferred under a Section 401(k) plan or Section 125 plan maintained by an Employer).

For the purposes of Section 6.3 and Article Twelve, Compensation shall include:

I)          The Participant’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesman, compensation for services on the basis of a percentage of profits, commissions or insurance premiums, tips and bonuses).

II)         In the case of a Participant who is an Employee within the meaning of Section 401(c)(l) and the regulations thereunder, the Participant’s earned income (as described in Section 40l(c)(2) and the regulations thereunder.)

III)       For purposes of subdivisions (I) and (II) of this subparagraph, earned income from sources outside the United States (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 or deductible under Section 913 of the Code.

IV)       Amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the Employee.

V)         Compensation shall also include elective contributions that are not includible in the gross income of the Employee by reason of Section 132(f) of the Code.

VI)       Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217 of the Code.

VII)      The value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted.

VIII)     The amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code.

IX)       Any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 of the Code.

For the purposes of Section 6.3 and Article Twelve, Compensation shall not include:

I)          Contributions made by an Employer to a plan of deferred compensation to the extent that, before the application of the Section 415 of the Code limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension described in Section 408(k) of the Code are not considered as Compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Section 219(b)(7) of the Code. Additionally, any distributions from a funded plan of deferred compensation are not considered as Compensation for Section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded nonqualified plan may be considered as compensation for Section 415 purposes in the year such amounts are includable in the gross income of the Employee.

II)         Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

III)       Amounts realized from the sale, exchange, or other disposition of stock under a qualified stock option.

IV)       Other amounts which have special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract as described in Section 403(b) or under a Section 401(k) Plan (whether or not the contributions are excludable from the gross income of the Employee).

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code (the limit for the 2015 and 2016 Plan Years is $265,000).  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

1.9           “Disability” means that a Participant, because of a physical or mental disability, is unable to perform the duties of his customary position of employment for an indefinite period which the Trustee considers will be of long and continued duration.

1.10         “Disqualified Person” shall have the meaning ascribed to that term under Section 4975(e)(2).

1.11         “Eligible Spouse” shall mean a Participant’s spouse if the Participant and such spouse had been legally married throughout the 1-year period ending on the date of the Participant’s death. To the extent provided in any qualified domestic relations order, “Eligible Spouse” shall also mean a former spouse of the Participant, if such former spouse and Participant had been married for at least 1 year.

1.12         “Employee” means any individual employed by an Employer.

1.13         “Employer” means the Company, or any ERISA Affiliate that, with the consent of the Company, hereafter adopts the Plan, as provided in Section 13.4.

1.14         “ERISA” means the Employee Retirement Income Act of 1974, as amended.

1.15         “ERISA Affiliate” means any organization (whether or not incorporated) which, together with the Employer, is a member of a controlled group of corporations (as modified by Section 409(l)(4) of the Code), is under “common control” or is a member of an “affiliated service group” within the meaning of Sections 414(b), 414(c) and 414(m) of the Code, respectively.

1.16         “Exempt Loan” means a loan (including an extension of credit) used by the Trust to finance the acquisition of Company Securities, which loan may be made or guaranteed by a Disqualified Person, provided the loan satisfies the requirements of Treasury Regulation 54.4975-7(b).

1.17         “Fair Market Value” means the fair market value as set by procedures established by the Trustee that comply with Section 3(18) of ERISA and Section 4975 of the Code.

1.18         “Highly Compensated Employee” means an Employee who (i) was a 5% owner during the current or preceding Plan Year; or (ii) earned more than $80,000 (or larger amount, as indexed) for the preceding Plan Year.  The dollar amount referred to in the prior sentence shall be adjusted in accordance with regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code, such adjustment to be effective for the Plan Year beginning in the calendar year for which such adjustment is announced; for 2015 and 2016, such amount is $120,000.

For this purpose, a former employee shall be treated as a highly compensated employee if

A)        such former employee was a highly compensated employee when he terminated his employment, or

B)         such former employee was a highly compensated employee at any time after attaining age 55.

1.19         “Hour of Service” means:

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. These hours shall be credited to the Employee for the computation period or periods in which duties are performed;

(b)           Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. For purposes of this paragraph (b), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from an Employer directly, or indirectly through, among others, a trust fund or insurer to which an Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. In the case of a family and medical leave of absence a Participant shall be credited, to the extent required by the Family and Medical Leave Act of 1993, for purposes of eligibility for participation and vesting, with the total number of Hours of Service he or she would have worked has he or she not been on a family and medical leave of absence;

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period or periods in which the award, agreement or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) above shall be subject to the limitations set forth in that paragraph;

(d)           No more than 501 Hours of Service shall be credited under paragraphs (b) and (c) for the nonperformance of duties for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service hereunder shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor regulations which are incorporated herein by reference. In crediting Hours of Service hereunder, each Employee for whom the Employer does not maintain hourly work records and who completes at least one Hour of Service (pursuant to paragraphs (a), (b) or (c) above) during any week shall be credited with 45 Hours of Service for such week. For each other Employee, Hours of Service shall be credited based on the number of hours actually worked. For purposes of this Section 1.19, the term Employee shall include all persons employed by an Employer including employees covered by a collective bargaining agreement and the term Employer shall include all ER1SA Affiliates whether or not they have adopted the Plan;

(e)           Notwithstanding any provision of the Plan to the contrary, in case of an absence from employment because of qualified military service, an Employee shall be credited, to the extent required by the Uniform Services Employment and Reemployment Rights Act of 1994 and Code Section 414(u), for purposes of eligibility and vesting, with the total number of Hours of Service he would have worked had he not been on a leave of absence due to military service.

1.20         “Normal Retirement Date” means the date on which a Participant attains 65 years of age.

1.21         “Participant” means any present or former Employee who is qualified to participate and does participate in the Plan and for whom there remains an account balance.

1.22         “Plan” means the tax-qualified stock bonus plan established by the Company hereunder, designed to invest primarily in Company Securities and known as the Employee Stock Ownership Plan and Trust of Standard Motor Products, Inc.

1.23         “Plan Administrator” shall be the person designated by the Company from time to time to have full responsibility for compliance with the reporting and disclosure rules under the Act with respect to the Plan, and such other duties as may be consistent therewith. lf no such person or committee is designated, the Company shall be the Plan Administrator.

1.24         “Plan Year” means the 12 consecutive month period beginning on January 1 and ending on December 31.

1.25         “Rollover Account” means the amount maintained by the Trustees for a Participant who has elected to make a rollover contribution as provided in Section 5.2 of the Plan.

1.26         “Trust” means the entity created under the provisions of this Plan.

1.27         “Trustees” means the party or parties, individual or corporate, who are signatories to this Plan as Trustees, and any duly appointed additional or successor Trustee or Trustees acting hereunder. The Trustees shall be the “named fiduciaries” referred to in Section 402(a) of ERISA with respect to the control management and disposition of the assets of the Trust.

1.28         “Trust Fund” means the total of the contributions made by the Employers to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust. Trust Funds includes all assets acquired by investment and reinvestment which are held in the Trust by the Trustees.

1.29         “Year of Service” means a 12 consecutive month period during which an Employee is credited with at least 1,000 Hours of Service. For purposes of determining an Employee’s eligibility for participation in the Plan, the initial 12 month period shall begin on the first day on which such Employee shall be credited with an Hour of Service and the subsequent 12 consecutive month period shall be Plan Years (including Plan Years prior to the effective date of the Plan) beginning after the first day on which the Employee is credited with an Hour of Service. In the case of an Employee who incurs a Break in Service at a time when he is nonvested in any portion of his benefit, and whose Break in Service exceeds the greater of (i) 5, or (ii) his years of eligibility service prior to such Break in Service, his eligibility service prior to such Break in Service shall be disregarded for eligibility purposes and for the initial 12 consecutive month period for determining his eligibility for participation following such Breaks in Service.  Notwithstanding the foregoing, in determining Hours and Years of Service under the Plan, the Employer intends to use the “Months of Employment Equivalency” method as defined under Department of Labor Regulations for determining Years of Service for an Employee whose hours are not tracked by the Employer; such Employee shall be deemed to have worked one hundred ninety (190) Hours in each month in which the Employee works at least one (1) Hour of Service.

1.30         “Year of Vesting Service” means any Plan Year, including Plan Years beginning prior to January 1, 1997, during which an Employee is credited with at least 1,000 Hours of Service.  Notwithstanding the foregoing, in determining Hours and Years of Vesting Service under the Plan, the Employer intends to use the “Months of Employment Equivalency” method as defined under Department of Labor Regulations for determining Years of Vesting Service for an Employee whose hours are not tracked by the Employer; such Employee shall be deemed to have worked one hundred ninety (190) Hours in each month in which the Employee works at least one (1) Hour of Service.

ARTICLE TWO

Purpose

2.1           The Plan is established to provide for the participation of Employees in the growth of the Company by enabling them to acquire stock ownership interests in the Company, The Plan is intended as a stock bonus plan qualified under Section 401(a) of the Code and as an Employee Stock Ownership Plan under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

2.2           The Trust hereunder is designed to invest primarily in Company Securities and is created for the exclusive benefit of Participants and their Beneficiaries and shall be interpreted and administered at all times in a manner consistent with the requirements of the Code and the Regulations thereunder relating to qualified stock bonus plans and trusts and employee stock ownership plans. Except as provided in Section 4.4 or Section 9.3(b), the principal or income of this Trust shall not be paid to or revert to the Company or be used for any purpose whatsoever other than the exclusive benefit of the Participants or their Beneficiaries.

ARTICLE THREE

Participants

3.1           Each Employee who is a Participant in the Standard Motor Products, Inc. Employees’ Profit Sharing Plan and Trust on December 31, 2010 shall continue to participate in this Plan on January 1, 2011.  Each Employee who is a Participant in this Plan as of December 31, 2014 shall continue to participate in this Plan on January 1, 2015.

For all other Employees, the following eligibility rules shall apply:

(a)            Effective March 30, 1998, all former Cooper Industries, Inc. employees who join the Company shall be eligible to participate in the Plan immediately.

(b)           Any Employee who completes 30 days of service with the Company shall become a Participant on the first day of the following calendar quarter.  Thirty days of service shall mean the 30 day period beginning with the Employee’s date of hire.

(c)            Effective July 1, 2003, all former employees of Dana Corporation who join the Company shall be eligible to participate in the Plan immediately.

3.2           If a former Employee who has incurred a termination of employment again becomes an Employee, then, unless his prior Years of Service are disregarded for eligibility purposes in accordance with Section 1.29, his prior service shall be recognized for eligibility purposes in accordance with Section 3.1 above had he not incurred a termination of employment.

3.3           Notwithstanding the foregoing, an Employee shall not be eligible to participate in the Plan if he is covered by a collective bargaining agreement between Employee representatives and an Employer if retirement benefits were the subject of good faith bargaining. Further, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be eligible to participate in the Plan.

ARTICLE FOUR

Company  Contributions

4.1           Each Employer, or the Company acting on behalf of such Employer, shall contribute to the Trust under the Plan for each Plan Year it is in effect such an amount or amounts as it shall determine to be advisable.

4.2           The Trustees shall not be under any duty to inquire into the correctness of the amount contributed and paid over to the Trustees nor shall they have any duty to enforce payment of any contributions to be made hereunder. Employer contributions may be made in whole or in part in cash or in the form of Company Securities.

4.3           If more than one Employer maintains the Plan, the Trustees shall account separately for each Employer’s contribution(s) for a Plan Year to the Accounts of those Participants actually employed by that Employer during the Plan Year. For purposes of Section 6.2, Compensation shall include compensation paid or accrued during the Plan Year by an Employer during that Plan Year.  For purposes of Section 6.2, Compensation shall only include compensation paid or accrued for the period that the Employee is a Participant in the Plan during the Plan Year.

4.4           The establishment of the Plan and Trust by the Company is contingent upon obtaining the approval of the Internal Revenue Service. In the event that the Internal Revenue Service fails to approve the Plan and Trust, the Trustees shall proceed to liquidate the Trust by paying all expenses and returning all remaining assets to the Employers to which they are attributable as promptly as practical, but in no event later than 1 year after the date of the resolution of any appeals before the Internal Revenue Service or the courts. The Trust shall thereupon terminate. In the event an Employer contribution is made under a mistake of fact, such contribution shall be returned to the Employer within 1 year after the payment of the contribution, and if a deduction under Section 404 of the Code for a contribution is disallowed, such contribution shall be returned to the Employer (to the extent disallowed) within 1 year after the disallowance of the deduction.  The Trustees may require an Employer to furnish whatever evidence the Trustees deem necessary to enable the Trustees to confirm that the amount an Employer has requested be returned is properly returnable under ERISA.

4.5           Employer contributions may be paid in cash in such amounts and at such times as may be needed to provide the Trustees with cash sufficient to pay any currently maturing exempt loan obligations, provided, however, that to the extent provided in Section 11.12, such loan obligations (principal and interest) may be paid from cash dividends on Company Securities held by the Plan.

ARTICLE FIVE

Employee Contributions

5.1           The Plan does not require or permit contributions by Employees or Participants.

5.2           (a)            Subject to such objective and reasonable terms and conditions as the Trustees may establish from time to time, an Employee may at any time make a rollover contribution to this Plan, which shall be held by the Trustees in a Rollover Account established on behalf of such Employee. Such Employee shall submit a written certification by the sponsor, administrator or other party maintaining the plan from which the rollover contribution is to be received, satisfactory to the Trustees, that the contributions qualifies as a rollover contribution. The Trustees shall be entitled to rely upon such certification.

(b)           A contribution shall qualify as a rollover contribution if it satisfies the requirements of a rollover amount with respect to this Plan as an Eligible Retirement Plan as defined in Section 402(a) of the Code.

(c)           A Participant’s Rollover Account shall be distributed at the same time, to the same party and in the same manner as the Participant’s Account pursuant to Article Eight.

ARTICLE SIX

Allocation of Contributions and Forfeitures

6.1           The Trustees shall establish and maintain an Account in the name of each Participant and shall determine the accrual of benefits on the basis of the Plan Year.

6.2           (a)            70% of the contributions for a Plan Year made by an Employer shall be allocated to the Accounts of those Participants (i) who are Employees or on maternity or paternity leave as of January 1 of the current year, or (ii) who retire on or after their Normal Retirement Date, die or incur a Disability during the Plan Year for which the contribution is made, in the ratio which the Compensation of each such Participant for the Plan Year for which the contribution is made bears to the total Compensation of all such Participants for such Plan Year.

(b)           30% of the contributions made by an Employer for a Plan Year shall be allocated to the Accounts of those Participants who (i) have completed at least 5 Years of Vesting Service by the last day of the Plan Year for which the contribution is made, and (II) who are Employees or on maternity or paternity leave as of January 1 of the current Plan Year, or who retire on or after their Normal Retirement Date, die or incur a Disability during the Plan Year for which the contribution is made, in the ratio of which the Compensation of each such Participant for the Plan Year for which the contribution is made bears to the total Compensation of such Participants for such Plan Year.

6.3           For purposes of this Article:

(a)            Annual Addition shall mean the sum of the following amounts allocated on behalf of a Participant for a Plan Year: (i) all Employer contributions allocated to such Accounts, (ii) all forfeitures (including income allocable thereto) and (iii) the amount of all nondeductible Participant contributions. Notwithstanding the foregoing, any Company contributions applied by the Trustees for any Plan Year to pay interest on an Exempt Loan and any shares of Company Securities acquired by the Plan with the proceeds of an Exempt Loan which are allocated as forfeitures pursuant to Section 6.2(b) for any Plan Year shall not be included as Annual Additions, provided that not more than 1/3 of the Company contributions applied to pay principal and interest on an Exempt Loan for such Plan Year are allocated to Participants who are Highly Compensated Employees. The Trustees may reallocate such Company contributions in order to satisfy this special limitation.

Annual Additions shall also include amounts allocated to an individual medical account (as defined in Section 415(l) of the Code) included as part of a defined benefit plan maintained by the Company. Furthermore, Annual Additions include contributions paid or accrued attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund maintained by the Company.

(b)           Except to the extent permitted under Section 414(v) of the Code, the annual addition that may be contributed or allocated to a participant’s account under the Plan for any limitation year shall not exceed the lesser of: (i) $40,000, as adjusted by increases in the cost-of-living under Section 415(d) of the Code (the limit for the 2015 and 2016 Plan Years is $53,000), or (ii) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.  The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) and Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

(c)           Company shall mean all members of a group which constitute a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), or which constitutes a trade or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)), or which constitutes an affiliated service group as defined by Code Section 414(m).

(d)           The Trustees shall treat all defined contribution plans (whether or not terminated) maintained by the Company or any ERISA Affiliate as a single plan.

6.4           Final Section 415 Regulations.  (a) Effective date.  The provisions of this Section 6.4 (subject to Section 1.8) shall apply to limitation years beginning on and after January 1, 2008.

(b)           415 Compensation paid after severance from employment.  415 Compensation (defined as the compensation that shall be considered for Section 415 of the Code purposes only and not for any other purposes under the Plan, including for purposes of Article IV) shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant's severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Section 414(b), (c), (m) or (o)) of the Code. However, amounts described in subsections (i) and (ii) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Section 415(c)(3) of the Code, even if payment is made within the time period specified above.

(i)            Regular pay. 415 Compensation shall include regular pay after severance of employment if:

(1)        The payment is regular compensation for services during the participant's regular working hours, or compensation for services outside the participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)        The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Employer.

(ii)            Leave cashouts and deferred compensation.  Leave cashouts shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the participant's severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in 415 Compensation if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the participant's severance from employment and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Employer and only to the extent that the payment is includible in the participant's gross income.

(iii)          Salary continuation payments for military service participants.  415 Compensation does not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Section 414(u)(1) of the Code) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(c)           Administrative delay ("the first few weeks") rule.  415 Compensation for a limitation year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates.  415 Compensation for a limitation year may include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated participants, and no compensation is included in more than one limitation year.

(d)           Definition of annual additions.  The Plan's definition of "annual additions" is modified as follows:

(i)            Restorative payments. Annual additions for purposes of Section 415 of the Code shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(ii)           Other Amounts. Annual additions for purposes of Section 415 of the Code shall not include:  (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; or (2) Rollover contributions (as described in Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16) of the Code).

(e)           Change of limitation year.  The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan's limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(f)            Excess Annual Additions.  Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Section 415 of the Code) are exceeded for any participant, then the Plan may correct such excess in accordance with relevant IRS guidance, including, but not limited to, the preamble of the final Section 415 regulations.

(g)           Aggregation and Disaggregation of Plans.

(i)             For purposes of applying the limitations of Section 415 of the Code, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a "predecessor employer") under which the participant receives annual additions are treated as one defined contribution plan. The "Employer" means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Section 414(b), (c), (m) or (o) of the Code), except that for purposes of this Section, the determination shall be made by applying Section 415(h) of the Code, and shall take into account tax exempt organizations under regulation Section 1.414(c)-5, as modified by regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(1)        A former Employer is a "predecessor employer" with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(2)        With respect to an Employer of a participant, a former entity that antedates the Employer is a "predecessor employer" with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(ii)           Break up of an affiliate employer or an affiliated service group.  For purposes of aggregating plans for Section 415 of the Code, a "formerly affiliated plan" of an employer is taken into account for purposes of applying the Section 415 of the Code limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the "cessation of affiliation."  For purposes of this paragraph, a "formerly affiliated plan" of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a "cessation of affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(iii)          Midyear Aggregation.  Two or more defined contribution plans that are not required to be aggregated pursuant to Section 415(f) of the Code and the regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Section 415 of the Code with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant's account after the date on which the plans are required to be aggregated.

6.5           Effective January 1, 2009, military differential wage payments, as described in Section 3401(h) of the Code, are considered compensation for purposes of Section 415(c)(3) of the Code, but are not considered compensation for any other purpose under the Plan.

ARTICLE SEVEN

Termination of Employment

7.1           All payments made by the Trustees pursuant to this Article shall be made in the manner provided in Article Eight.

7.2           A Participant’s Account shall be 100% non-forfeitable upon his attainment of his Normal Retirement Age (A) while employed by the Company or any ERISA Affiliate or (B) while on maternity or paternity leave. The Account of a Participant who remains in the employ of an Employer after attaining Normal Retirement Age shall continue to share in Employer contributions.

7.3           When a Participant terminates employment prior to attaining Normal Retirement Age because of death or Disability, the Trustees shall commence payment of the Participant’s non-forfeitable Account balance as determined under Section 7.6 to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of Article Eight.

7.4           In no event shall the Trustees commence payment under Section 7.3 later than the time prescribed by Article Eight.

7.5           The non-vested portion of a Participant’s Account shall be forfeited at the time the Participant incurs 5 consecutive one-year Breaks in Service or, if earlier, at the time the Participant receives a lump-sum distribution of the non-forfeitable portion of his Account upon his termination of participation in the Plan. A distribution shall be deemed to be made upon termination of participation in this Plan if such distribution is made prior to the close of the second Plan Year following the Plan Year in which the termination occurs. For the purposes of this Section 7.5, if a Participant terminates employment without having any non-forfeitable interest in his Account, he shall be deemed to have received an immediate distribution of the non-forfeitable portion of such Account and thus the non-vested portion of the Account shall at that time he forfeited.

In making a forfeiture, to the extent possible, Company Securities held in an Account that have been acquired pursuant to an Exempt Loan shall be forfeited last.  If a Participant’s Account reflects an interest in more than one class of Company Securities, the Trustees shall treat a Participant who incurs a forfeiture as forfeiting the same proportion of each such class.

Forfeitures arising under this Section 7.5 shall first be applied to the restoration of previously forfeited amounts to the extent required by Section 7.6. All or any portion of the remaining forfeitures shall be allocated among the Accounts of Participants in the same manner as provided in Section 6.2(a).

7.6           In the event that a former Participant (i) was not 100% vested in his Account, (ii) received a lump-sum distribution upon his termination of employment prior to the time he incurred 5 consecutive one-year Breaks in Service, (iii) who forfeited a portion of his Account upon such distribution, and (iv) is re-employed by the Company or an ERISA Affiliate prior to the time he incurs 5 consecutive one-year Breaks in Service, such Participant may elect on a form prescribed by the Trustees to repay to the Plan in cash, at any time prior to the earlier of (A) 5 years from his date of re-employment or (B) his incurring 5 consecutive one-year Breaks in Service, and the full amount distributed to him upon his prior termination of employment will be restored and credited to his Account as of such Accounting Date. Any forfeited amount shall be derived, to the extent necessary, from:

(a)            The amount, if any, of Participant forfeitures that would otherwise be allocated under Section 7.6;

(b)           The amount, if any, of the Trust Fund net income or gain for the Plan Year, and

(c)           The amount, if any, of Employer contributions under Section 4.1 for the Plan Year, as the Trustees, in their discretion, direct. To the extent possible, such restoration of forfeitures shall be made in the form of Company Securities.

7.7           (a)           A Participant’s Account balance shall be 100% non-forfeitable upon his death or Disability (A) while employed by the Company or an ERISA Affiliate or (B) while on maternity or paternity leave.  Effective January 1, 2007, a Participant's Account balance shall be 100% non-forfeitable upon his death while performing qualifying military service as provided in Section 414(u) of the Code.

(b)           A Participant shall receive for each Year of Vesting Service a non-forfeitable right to such Account balance according to the following schedule:

Years of Vesting Service	% of Non-forfeitable Account
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(c)           Effective March 30, 1998 all former employees of Cooper Industries, Inc. shall have their prior service with their former organization count in determining their Years of Vesting Service.

(d)           Effective July 1, 2003, all former employees of Dana Corporation who join the Company shall have their prior service with their former organization count in determining their Years of Vesting Service.

(e)           With respect to cash dividends paid on Company Securities held under the Plan, a Participant shall vest in such dividends at the same time vesting occurs with respect to the underlying Company Securities on which the dividends are paid.

7.8          The following rules shall apply to the determination of Years of Vesting Service:

(a)           Years of Vesting Service before any Break in Service shall be disregarded if a Participant terminates employment without any non-forfeitable interest in his Account and the number of consecutive one-year Breaks in Service equals or exceeds the greater of:

(i)            the aggregate number of Years of Vesting Service prior to such consecutive Breaks in Service; or

(ii)           5.

(b)           Years of Vesting Service after any 5 consecutive one-year Breaks in Service shall not increase the non-forfeitable percentage of the Participant’s Account which accrued before such Break in Service.

7.9           Effective January 1, 2007, notwithstanding any provision of the Plan to the contrary, in the case of a Participant who dies while performing qualifying military service as provided in Section 414(u) of the Code, the survivors of the Participant are entitled to any additional benefits that would have been provided under the Plan (other than benefit accruals) had the Participant resumed employment and terminated employment on account of death pursuant to Section 401(a)(37) of the Code.

ARTICLE EIGHT

Manner of Payment

8.1           Except as otherwise provided herein, the Trustees shall direct that the distribution of the benefits payable to a Participant upon his retirement after attaining his Normal Retirement Date, or to his Beneficiary upon his death, commence as soon as practicable after such event, but in all cases prior to the close of the Plan Year following the Plan Year in which such retirement or death occurs. The balance in such Participant’s Account shall be for this purpose determined as of the Accounting Date coincident with or immediately preceding such distribution.

8.2           When a Participant incurs a termination of employment or a Disability, his benefits shall be distributed as soon as is practicable based upon the Accounting Date coincident with or immediately prior to such distribution; provided, however, that if the value of such benefit exceeds $5,000 then distribution of such benefit shall not commence until the earlier of (A) the later of his Normal Retirement Date or 62nd birthday, or (B) his death, unless the Participant, at the time he incurs a termination of employment or Disability, consents to such earlier distribution of aforesaid.

Notwithstanding the foregoing, effective March 28, 2005 and prior to January 1, 2008, distributions greater than $1,000 made in accordance with the provisions of this Section 8.2 will not  commence until the earlier of (A) the later of his Normal Retirement Date or 62nd birthday, or (B) his death, unless the Participant, at the time he incurs a termination of employment or Disability, consents to such earlier distribution.  Notwithstanding the preceding sentence, effective January 1, 2008, in the event a Participant incurs a termination of employment or Disability, and his benefit exceeds $1,000 but does not exceed $5,000, and the Participant does not elect to have such distribution paid to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in a lump sum payment, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

8.3           Benefits shall be distributed in accordance with the following methods:

(a)           All benefits payable on account of a Participant retiring after reaching his Normal Retirement Date or on account of his termination of employment or Disability shall be paid in the form of a single lump sum.

(b)           All benefits payable on account of a Participant’s death shall be distributed to his Beneficiary or Beneficiaries in a lump sum as soon as practicable after the Accounting Date coincident with or immediately following the date of such death.

Notwithstanding the foregoing, in the event a Participant dies before the distribution of his Account has begun, a Beneficiary may request in writing that the distribution be made in a lump sum at some later date within 5 years after the Participant’s death.

8.4           All benefits payable under the Plan shall be paid or provided for solely by the Trust Fund. Neither the Company or any other Employer assumes any liability or responsibility therefor. Notwithstanding any provision hereof, and unless the Participant otherwise elects, in no event shall the payment of benefits commence later than 60 days after the close of the Plan Year in which occurs the latest of:

(i)             the Participant reaching his Normal Retirement Date;

(ii)            the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

(iii)           the Participant’s termination of employment.

8.5           A Participant, other than a 5% owner, shall have his benefits commence no later than April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70-1/2, or (ii) the earlier of (A) the calendar year with or within which ends the Plan Year in which he becomes a “5% owner” or (B) the calendar year in which he retires.

8.6           Minimum Distribution Requirements.

(a)            General Rules

(i)             Effective Date.  The provisions of this Section 8.6 will apply for purposes of determining required minimum distributions.  The requirements of this Section 8.6 will take precedence over any inconsistent provisions of the Plan.

(ii)            Requirements of Treasury Regulations Incorporated.  All distributions required under this article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(iii)          TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(b)           Time and Manner of Distribution.

(i)            Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)           If the Participant's surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later, or as a lump sum within 5 years of the year of the Participant’s death if so elected by the surviving spouse.

(2)           If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or as a lump sum within 5 years of the year of the Participant’s death if so elected by the Beneficiary.

(3)           If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(4)           If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (b)(ii), other than subsection (b)(ii)(1), will apply as if the surviving spouse were the participant.

For purposes of this subsection (b)(ii) and subsection (d), unless subsection (b)(ii)(4) applies, distributions are considered to begin on the Participant’s required beginning date. If section (b)(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(ii)(1).

(iii)          Forms of Distribution.  Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) of this article.

(c)           Required Minimum Distributions During Participant’s Lifetime.

(i)            Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)           the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)           if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)            Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)           Required Minimum Distributions After Participant’s Death.

(i)            Death On or After Date Distributions Begin.

(1)           Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A)          The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)          If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)          If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           Death Before Date Distributions Begin.

(1)           Participant Survived by Designated Beneficiary. Unless the Beneficiary has elected otherwise, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subsection (d)(1).

(2)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(3)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (b)(ii)(1), this subsection (d)(ii) will apply as if the surviving spouse were the participant.

(e)           Definitions.

(i)            Designated Beneficiary.  The individual who is designated as the Beneficiary under section 1.3 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)           Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)          Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)          Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)           Required beginning date.  The Required Beginning Date of a Participant who is not a 5% owner is the April 1st of the calendar year immediately following the calendar year in which the occurs the later of retirement or attainment of age 70½.  The Required Beginning Date of a Participant who is a 5% owner, is the April 1st immediately following the calendar year in which the Participant reaches age 70½.

(f)            2009 Required Minimum Distributions

(i)             To the extent the Plan was required to make required minimum distributions for 2009, such distributions, if any, were made without regard to the temporary required minimum distribution suspension and rollover rules provided under the Worker, Retiree, and Employer Recovery Act of 2009.

8.7           Each Participant may designate one or more Beneficiaries and contingent Beneficiaries by delivering a written designation thereof to the Trustees. Upon the death of a Participant, his Beneficiaries shall be entitled to payment of benefits in an amount and in the manner provided in the Plan. A Participant may change his Beneficiary designation at any time by delivering a new written designation to the Trustees. The most recent designation received by the Trustees shall supersede all prior designations. A designation of Beneficiary shall be effective only if the designated Beneficiary survives the Participant.

Notwithstanding the foregoing, if a Participant has an Eligible Spouse on the date of his death, such Eligible Spouse shall be his sole primary Beneficiary, unless the spouse delivers a written consent to the Trustees waiving her right to be the sole primary Beneficiary. Such consent shall be irrevocable and in favor of a specific alternate beneficiary who may not be changed without the further consent of such spouse; provided, however, that an Eligible Spouse may execute an irrevocable general consent which shall expressly permit the Participant to select any alternate Beneficiary at any time without the need for any additional consent by such spouse. An Eligible Spouse’s consent shall contain an acknowledgment by the Eligible Spouse of the effect thereof, and shall be witnessed by a representative of the Plan or by a notary public. Such consent of an Eligible Spouse shall not be required if it is established to the satisfaction of the Trustees that the required consent cannot be obtained because there is no Eligible Spouse, or an Eligible Spouse cannot be located, or in other circumstances that may be prescribed by Treasury regulations.

8.8           If a Participant fails to designate a Beneficiary, in accordance with Section 8.7, or if no designated Beneficiary survives the Participant, the Participant’s spouse, if he is married at the date of his death, shall be deemed to be his designated Beneficiary. If, under such circumstances, the Participant is not married at the date of his death, his designated Beneficiary shall be deemed to be his estate.

8.9           Whenever the rights of a Participant are stated or limited in the Plan, his Beneficiary or Beneficiaries shall be bound thereby.

8.10         The Plan does not require the Trustees to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Employer, by certified or registered mail addressed to his last known address of record with the Trustees, shall notify any Participant or Beneficiary that he is entitled to a distribution under the Plan. If the Participant or Beneficiary fails to claim his Accounts or make his whereabouts known in writing to the Trustees within 12 months of the date of mailing of the notice, or before the termination or discontinuance of the Plan, whichever should first occur, the Trustees shall treat the Participant’s or Beneficiary’s unclaimed Accounts as forfeited and shall reduce Employer contributions, made pursuant to Section 4.1, by the amount forfeited for the Plan Year in which such forfeiture occurs. If a Participant or Beneficiary who has incurred a forfeiture of his Accounts under the provisions of this Section 8.10 makes a claim, at any time, for its forfeited Accounts, the Trustees shall direct the Employer to restore the Participant’s or Beneficiary’s forfeited Accounts to the same dollar amount of the Accounts so forfeited, unadjusted for gains and losses occurring subsequent to the date of forfeiture. The Employer shall make the restoration within 60 days after the close of the Plan Year in which the Participant or Beneficiary makes such claim.  In lieu of the foregoing, the Employer or Trustee shall also be permitted to handle a missing Participant’s or Beneficiary’s account in any other manner permitted under relevant law.

8.11         Notwithstanding any provisions to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at any time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a)           Definitions

(i)            Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal period payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and dividends paid on Company Securities as described in Code Section 404(k).

(ii)           Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, or an annuity contract described in Section 403(b) of the Code and an eligible retirement plan under Section 457(b) which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which separately account for amounts transferred into such plan from this Plan that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.  Participants may rollover an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, to a Roth IRA, as defined in Section 408A of the Code, through a direct rollover so long as there is included in the Participant’s gross income any amount that would be includable if the distribution were not rolled over.

(iii)          Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributes with regard to the interest of the spouse or former spouse.

(iv)          Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

8.12         Non-Spouse Beneficiary Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit the ability of a non-spouse Beneficiary to rollover a distribution to an IRS, a non-spouse Beneficiary who is a designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid via trustee-to-trustee transfer directly to an individual retirement plan within the meaning of Section 408(a) or (b) of the Code that is established to receive the distribution as specified by the non-spouse Beneficiary, in a direct rollover pursuant to the provisions of Section 402(c)(11) of the Code and as provided under IRS Notice 2007-7 and subsequent guidance.

ARTICLE NINE

Administration

9.1           The Company will furnish the Trustee with such information as the Trustee will deem necessary to carry out the Plan, but assumes no obligation to any Employee, Participant or Beneficiary for any act, of the Trustee, or the Plan Administrator.

9.2           The Company will indemnify and save each Trustee and the Plan Administrator harmless from and against any and all loss resulting from liability to which he may be subjected by any act or conduct (except for willful misconduct or gross negligence) in his official capacity in the administration of the Trust or Plan, except, however, from any liability he may have under the Act for breach of fiduciary duty.

9.3           (a)           Subject to paragraph (b) below relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate any benefit under the Plan, and the Trustees shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

(b)           Nothing contained in this Plan shall prevent the Trustees from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)).

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order upon receiving a domestic relations order. The Plan Administrator promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing of the determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered prior to January 1, 1985, irrespective of whether it satisfied all the requirements described in Code Section 414(p).

If any portion of the Participant’s non-forfeitable Account balance is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Trustees shall segregate the amounts payable in a separate account and invest the segregated account solely in fixed income investments. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of receiving the order, the Trustees shall distribute the segregated account in accordance with the order. If the Plan Administrator does not make a determination of the qualified status of the order within 18 months of receiving the order, the Trustees shall distribute the segregated account in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Trustees may invest any partitioned amount in a segregated sub-account or separate account and invest the account in federally insured, interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated sub-account shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

The Trustees shall make any payments or distributions required under this Section 9.3(b) by separate checks or other separate distribution to the alternate payee(s).

9.4           Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, this Plan and Trust or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain such copies on the premises of the Company for examination during reasonable business hours and will furnish copies at a reasonable charge upon request of a Participant or Beneficiary.

9.5           The Trustees shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Trustees shall meet at least annually to review such funding policy and method. All action of the Trustees, and the reasons therefore, taken pursuant to this Section 9.5 shall be recorded in the minutes of the meeting of the Trustees.

9.6           The Trustees, or an Investment Manager appointed by the Trustees, shall have the sole and complete discretion of the Trust Fund. The Trustees may reserve from investment such amounts of cash as they, from time to time, deem necessary or advisable in the administration of the Trust.

9.7           Each “Qualified Participant” (as defined below) may elect within 90 days after the close of the Plan Year in the “Qualified Election Period” as defined below (a “Diversification Year”), to direct the Trustees to distribute the portion of the Participant’s Account covered by the foregoing election which election may be made of up to 25% of such Participant’s Account in the Plan at any time (to the extent such portion exceeds the amount to which a prior election under this Section 9.7 applies).  In the case of a Qualified Election Period in which or after the Qualified Participant has attained the age of 60, the permitted election shall apply to “50%” instead of “25%”.  The applicable percentage for each Diversification Year is referred to herein as the Maximum Diversification Amount.

For purposes of this Section, the term “qualified Participant” means any Participant who has attained age 55 and who has a 100% non-forfeitable right to their Account balance in accordance with Section 7.7.

For purposes of this Section, the term “Qualified Election Period” shall mean the period commencing once the Participant becomes a “Qualified Participant” and ending as of the earlier of (i) the Qualified Participant’s no longer maintaining an Account balance under the Plan, or (ii) the Qualified Participant’s having reached the Maximum Diversification Amount as defined in this Section 9.7.

ARTICLE TEN

Claim Procedures

10.1         The Trustees shall establish a procedure for the resolution of disputes and dispositions of claims arising under the Plan. Until modified by the Trustees, this procedure is as follows:

Any of the Employees, former Employees, or any Beneficiaries of such Employees or former Employees may, if they so desire, file with the Trustees a written claim for benefits under the Plan. Within 90 days after the filing of such a claim, the Trustees shall notify the claimant whether his claim is upheld or denied. The Trustees may, under special circumstances, extend the period of time for processing a claim by an additional 90 days. If such an extension of time is required written notice shall be furnished to the claimant or his duly authorized representative prior to the termination of the initial 90 day period. Such notice will indicate the special circumstance requiring an extension. in the event the claim is denied, the Trustees shall state in writing:

(a)           the specific reason for the denial;

(b)           specific references to pertinent Plan provisions on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)           an explanation of the claim review procedure set forth in this Section 10.1.

Within 60 days after receipt of notice that his claim has been denied, the claimant or his duly authorized representative may file with the Trustees a written request for a review hearing and may, in conjunction therewith, submit written issues and comments. The Trustees shall then schedule, within 60 days after the filing of such request, a full and fair hearing of the claim before the Trustees. The Trustees may, under special circumstances, extend such period of time by an additional 60 days. Prior to said hearing, the claimant or his representative shall have a reasonable opportunity to review a copy of the Plan, the Trust agreement, and other pertinent documents in the possession of the Trustees. The Trustees shall communicate their decision in writing to the claimant within 30 days after the hearing. The decision will include the specific reasons for the decision, specify the pertinent Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.  Any claim for benefits and any request for a review hearing must be filed on forms to be furnished by the Trustees upon a Participant’s request.

(e)            To the extent a Disability benefit related claim is made under the Plan, the claim will be handled in accordance with the applicable regulations promulgated by the Department of Labor in 29 C.F.R. 2560.503-1.

ARTICLE ELEVEN

Trustees’ Powers and Duties

11.1         The Trustees accept the Trust created hereunder and agree to perform the obligations imposed. The Trustees shall provide a bond for the faithful performance of their duties under the Trust to the extent required by law.

11.2         The Trustees shall have full discretion and authority regarding the investment of the Trust Fund. The Trustees shall have, but not by way of limitation, the following powers, rights, and duties:

(a)           to invest the Trust Fund primarily in Company Securities (“primarily” meaning the power and authority to acquire, from Company shareholders or the Company or any ERISA Affiliate at prices not in excess of fair market value, not more than 100% of the Trust Fund in Company Securities) and to invest the balance, if any, of the Trust Fund in any common or preferred stocks, bonds, share of investment companies, common trust funds, insurance contracts, mortgages, notes or other property of any kind, real or personal, as a prudent man would do under like circumstances with due regard for the purposes of the Plan;

(b)           to retain in cash so much of the Trust Fund as they may deem advisable without liability for obtaining the highest rate of interest available;

(c)           to manage, sell, exchange, transfer, and lease for any term, and otherwise deal with all Trust property, real or personal, in such manner, for such consideration, and on such terms and conditions as they deem best;

(d)           to borrow money by mortgage, pledge or otherwise;

(e)           to compromise, contest, arbitrate or abandon claims and demands in their discretion;

(f)            to have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, participate in voting trusts, mergers, consolidations or liquidations and to exercise or sell stock subscriptions or conversion rights;

(g)           to hold any securities or other property in the name of the Trustees or a nominee, or in another form as they deem best, without disclosing the trust relationship;

(h)           to furnish the Company an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions affected by the Trustees during the Plan Year covered by the statement, and the assets of the Trust held at the end of the Plan Year, which statement of account shall be conclusive on all persons unless objected to within 90 days after receipt; and

(i)            to borrow money, to assume indebtedness, including installment obligations, extend mortgages and encumber by mortgage or pledge; provided however, if any loan transaction is with a Disqualified Person or a Disqualified Person guarantees a loan to the Plan or Trust, the following terms and conditions shall apply to such Exempt Loan.

(1)        The Trustees shall use the proceeds of the Exempt Loan within a reasonable time after receipt only for any or all of the following purposes: (i) to acquire Company Securities, (ii) to repay such Exempt Loan, or (iii) to repay a prior Exempt Loan. Except as may be expressly provided under this Plan, no Company Security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy/sell or similar arrangement while held by and when distributed form this Plan, whether or not this Plan is then a leveraged employee stock ownership plan.

(2)        The interest rate on the Exempt Loan shall not be more than a reasonable rate of interest.

(3)        Any collateral the Trustees pledge to the creditor shall consist only of the Company Securities purchased with the borrowed funds and Company Securities the Trust used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(4)        The creditor shall have no recourse against the Trust under the Exempt Loan except with respect to such collateral given for the Exempt Loan, contributions (other than contributions of Company Securities) that the Company makes to the Trust to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. The Trustees must account separately for such contributions and earnings in the books of account of the Plan until the Trust repays the Loan.

(5)        In the event of default upon the Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default, and if the lender is a Disqualified Person, the Exempt Loan must provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan.

(6)        The Trustees must deposit and maintain all assets acquired with the proceeds of an Exempt Loan in a Suspense Account. In withdrawing assets from the Suspense Account, the Trustees shall apply the provisions of Treasury Regulation 54.4975-7(b)(8) as if all securities in the Suspense Account were encumbered. Upon the payment of any portion of the Exempt Loan, the Trustees shall effect the release of assets in the Suspense Account from encumbrances, and the pledge agreement must so provide. For each Plan Year during the duration of the Exempt Loan, the number of Company Securities released must equal the number of encumbered Company Securities held immediately before the release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future years. The number of future Plan Years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods, and may not exceed 10 years. Further, any such Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that cannot be less rapid at any time than any level annual payments of such amounts for 10 years. In determining principal, interest shall be disregarded only to the extent that it would be determined to the interest under the amortization tables. If the collateral includes more than one class of Company Securities, the number of Company Securities of each class will be released from the Suspense Accounts to the Accounts of Participants in accordance with Section 6.2 for the Plan Year with respect to which the Trustees have paid the corresponding portion of the Exempt Loan.

(7)        The Exempt Loan must be for a specific term and may not be payable at the demand of any person except in the case of default.

(8)        Notwithstanding the fact this Plan ceases to be an employee stock ownership plan, Company Securities acquired with the proceeds of an Exempt Loan shall continue after the Trustees repay the Exempt Loan to be subject to the provisions of Treasury Regulation Section 54.4975-7(b)(4), (10), (11) and (12) as provided under Article Fifteen.

11.3         The Trustees (except full-time Employees of an Employer or ERISA Affiliate) shall receive such reasonable annual compensation as may agree to from time to time between the Company and the Trustees, and shall pay all expenses reasonably incurred from the Trust Fund unless the Company pays such expenses.

11.4         The Trustees may employ agents, attorneys, accountants and other persons and pay their reasonable compensation from the Trust Fund. No person dealing with the Trustees shall be obligated to see to the proper application of any money paid or property delivered to them. The certificate of the Trustees that they are acting in accordance with the Plan shall be conclusive in favor of any person relying thereon.

11.5         Any Trustee may resign at any time by giving 30 days advance written notice to the Company and Trustees. The Company, by giving 30 days advance written notice to the Trustees, may remove any Trustee. In the event of resignation or removal of a Trustee, the Company may appoint a successor Trustee who shall succeed to the title of Trustee by accepting his appointment in writing and shall have and enjoy all of the powers conferred under this Agreement upon his predecessor Trustee.

11.6         The Trustees shall value the Trust Fund as of each Accounting Date to determine the Fair Market Value of each Participant’s Account, and shall credit (or debit) each Account with its proportionate share of gains, earnings, income, losses or expenses of the Trust Fund.

11.7         If there shall be more than one Trustee, they shall act by a majority of their number at a meeting, but may authorize one or more of them to sign papers on their behalf. The Trustees may also act by unanimous consent in lieu of a meeting.

11.8         Except as otherwise provided by ERISA, only the Company, the Plan Administrator, and the Trustees shall be necessary parties to any court proceeding involving the Trustees or the Trust Fund. No Participant or Beneficiary shall be entitled to any notice of process unless required by the Act. Any final judgment entered in any proceeding shall be conclusive upon the Company, the Plan Administrator, the Trustees, Participants, and Beneficiaries.

11.9         Every Participant shall have the right to direct the Trustees as to the exercise of any voting shares for the share of Company Securities then allocated to his Account with respect to any matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Secretary of the Treasury may prescribe by regulation. On other matters the Trustees shall solicit and follow voting instructions from a Participant with respect to shares of Company Securities entitled to vote that are then allocated to his Account if the Company has a registration type class of Securities (as defined in Section 409(e)(4) of the Code).

11.10       On a matter involving the voting of shares of Company Securities, the Trustees shall vote the shares of Company Securities then held in the Trust Fund (A) but not released from a Suspense Account or (B) otherwise not yet allocated to the Account of any Participant or (C) allocated to the Account of a Participant who has not provided the Trustees with the relevant voting instructions as described in Section 11.9, in proportion to the voting instructions of Participants as received by the Trustees.  If no voting instructions are received or are required from Participants with respect to a voting matter, the Trustees shall vote the shares of Company Securities held in the Trust Fund (including the shares of Company Securities held in a Suspense Account and shares that have been allocated to the Accounts of the Participants) in a manner that they choose.

11.11       The Trustees and their assistants and representatives shall distribute benefits under the Plan in whole shares of Company Securities valued at Fair Market Value at the time of distribution, cash, or a combination of both, as they were determined, provided, however, a Participant shall have the right to demand distribution entirely in whole shares of Company Securities (with the value of any fractional share paid in cash, or with the balance in the Account applied to provide whole shares of Company Securities to Employees and the Trust, the distribution may be made entirely in cash without granting the Participant the right to demand distribution in shares of Company Securities).

11.12       Subject to the last paragraph of this Section 11.12, all or any portion of any cash dividends declared by the Company with respect to shares of Company Securities held by the Trust as of the ex-dividend date with respect to such dividends (including shares held in a Suspense Account and shares that have been allocated to the Accounts of Participants) may, at the discretion of the Company, be distributed to those individuals who are Participants (or to the Beneficiaries of such Participants) in the Plan as of such ex-dividend date (A) directly to such Participants (or their Beneficiaries) or (B) through the Trust provided that the Trust in such case distributes such dividends to such Participants (or Beneficiaries) within 90 days after the close of the Plan Year in which such dividends are paid. Those Participants (or Beneficiaries) entitled to a share in a distribution of cash dividends in proportion to the number of shares of Company Securities allocated to their Accounts as of the relevant ex-dividend date.

If the Company chooses not to distribute to Participants a portion of any cash dividends declared with respect to shares of Company Securities held by the Trust, then all, or any part, as the Company decides, of the portion of such dividends that are not to be distributed may be used to repay all or a part of the interest and/or principal of an Exempt Loan then outstanding; provided, however, that dividends on shares of Company Securities that have been allocated to the Account of a Participant may not be used to pay interest or principal on an Exempt Loan unless shares of Company Securities having a Fair Market Value not less than the amount of such dividends so used are allocated to such Account for the Plan Year in which such dividends are so used, to the extent that dividends are so used. To the extent that dividends are not distributed to Participants or used to repay interest or principal on an Exempt Loan, such dividends, to the extent paid with respect to shares of Company Securities held in a Suspense Account shall be treated as an investment gain of the Trust, and to the extent paid with respect to shares of Company Securities allocated to the Accounts of Participants shall themselves be allocated to such Accounts as income.

Notwithstanding any other provision of this Section 11.12 or the Trust overall, effective with respect to cash dividends paid on Company Securities held by the Trust in which a Participant is fully vested, and which dividends have a record date of February 15, 2011 or later, the Participant (or his or her Beneficiary if applicable) in whose account such Company Securities are held shall have the right to receive current payment of such dividends from the Trust in lieu of reinvestment of the dividends in Company Securities.  An election by a Participant or Beneficiary to receive payment of dividends under this Section 11.12 shall be made in the manner designated by the Company provided that, (1) any Participant or Beneficiary who fails to make an affirmative election to receive payment of dividends within the time prescribed for such election by the Company shall be deemed to have elected to have such dividends remain in the Trust and reinvested in Company Securities under the Trust, and (2) any election by a Participant or Beneficiary to receive payment of dividends in lieu of reinvestment shall remain in effect until such election is revoked by the Participant or Beneficiary.  Distributions of dividends in accordance with a Participant’s or Beneficiary’s election shall occur not later than ninety (90) days after the close of the Plan Year in which such dividends were paid to the Trust.  This final paragraph of this Section 11.12 shall not apply to cash dividends (and the remainder of this Section 11.12 shall apply instead), to the extent such dividends (and the underlying Company Securities) are not yet vested in accordance with Section 7.7 of this Trust.

11.13       The Trustees and its members, assistants and representatives shall be free from all liability for their acts and conduct in the administration of the Plan and Trust except for acts of willful misconduct; provided, however, that the foregoing shall not relieve any party from any liability for any responsibility, obligation or duty that may arise pursuant to ERISA or the Code.

11.14       In the event of and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Company shall indemnify and hold harmless, to the extent permitted by law, any individual (but not a corporation), Trustees and their assistants and representatives from any claim, demands, suits or proceedings which may be in connection with the Plan or Trust be brought by the Company’s Employees, Participants or their Beneficiaries or legal representatives, or by any other person, corporation, entity, government, or agency thereof provided, however, that such indemnification shall not apply to any such person’s acts of willful misconduct in connection with the Plan or Trust.

11.15       If a tender offer is made for all or a portion of the outstanding shares of Company Securities, the Trustees shall poll the Participants with regard to such tender offer on the basis of the number of shares of Company Securities held in the Trust Fund (including shares held in a suspense account if, and only if, the number of votes of Participants in favor of a tender is greater than the number of votes of Participants opposed to tender).

ARTICLE TWELVE

Top Heavy Rules

12.1         Special Definitions. For the purposes of this Article Twelve, the following words and phrases shall have the meanings set forth below:

(a)            “Aggregate Account” means, as of the Determination Date, the sum of:

(i)             a Participant’s Account balance as of the most recent Valuation Date occurring within a 12 consecutive month period ending on the Determination Date, including, in the case of a plan subject to the minimum funding standards of Section 412 of the Code, amounts that would be allocated to such Account as of a date not later than the Determination Date even though such amounts are not yet required to be contributed to the plan by such Determination Date.

(ii)            an adjustment for any contribution due as of the Determination Date. in the case of a plan not subject to the minimum funding standards of Section 412 of the Code, such adjustment shall be the amount of any contributions actually made after the Valuation Date but on or before the Determination Date. In the case of a plan that is subject to the minimum funding standards of Section 412 of the Code, such adjustment shall include any contribution made, or due to be made, after the Valuation Date but before the expiration of the extended payment period described in Section 412(c)(10) of the Code. in the first Plan Year, such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first Plan Year.

(iii)          any distributions from this Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1 year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, has it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for reason other than a separation of service, death, or Disability, this provision shall be applied by substituting “5 year period” for “1 year period”.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1 year period ending on the Determination Date shall not be taken into account.

(iv)          any Employee contributions, whether voluntary or mandatory; provided, however, that amounts attributable to “deductible employee contributions,” as defined in Section 72(o)(5)(A) of the Code, if any, shall not be considered to be a part of the Participant’s Aggregate Account balance.

(v)           with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one Employer to a plan maintained by another Employer that is not an ERISA Affiliate), the Plan making the distribution or transfer shall consider such distribution or transfer as a distribution for the purposes of this Article Twelve.

If the Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider any such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant’s Aggregate Account balance. However, such unrelated rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant’s Aggregate Account balance.

(vi)          with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by an ERISA Affiliate), if the plan provides for rollovers or plan-to-plan transfers, they shall not be counted as a distribution for purposes of this Article Twelve. If the Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(vii)         if any individual is a non-key Employee with respect to any Plan for any Plan Year, but such individual was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit for such Employee (and the Account of such Employee) shall not be taken into account.

(viii)        if any individual has not performed services for the Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual (and the Account of such individual) shall not be taken into account.

(b)           “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group, as hereinafter determined.

(i)            Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant, or has been a Participant during the Plan Year containing the Determination Date, or in any of the 4 preceding Plan Years (whether or not such plan has been terminated), and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 40l(a)(4) or 410 of the Code during such period, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a “Top Heavy Plan” If the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan If the Aggregation Group is not a Top Heavy Group.

(ii)           Permissive Aggregation Group: The Employer may also include any other plan which provides comparable benefits but is not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(iii)          Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(c)            “Determination Date” means (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year of a Plan, the last day of such Plan Year.

(d)           “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(i)            an “officer” of the Employer who at any time during the Plan Year that includes the determination date having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

(ii)           a “5% owner” of the Employer.  “5% owner” means any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the value of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer;

(iii)          a “1% owner” of the Employer having annual compensation of more than $150,000.  For purpose of this subsection and subsection (i) above, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  “1% owner” means any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 1% of the value of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer; and

(iv)          The determination of who is a Key Employee will be made in accordance with Section 416(i)(I) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)            “Non-Key Employee” means any Employee who is not a Key Employee.

(f)            “Top Heavy Plan Year” means that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

(g)           “Valuation Date” means the most recent valuation date within a 12-month period ending on the determination date.

12.2         Determination of Top Heavy Status.

(a)           An Aggregation Group shall be a “Top Heavy Group” for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, the sum of the Present Value of Accrued Benefits of Key Employees and the Aggregate Account balances of Key Employees under all Plans of an Aggregation Group exceeds 60% of the sum of the Present Value of Accrued Benefits and the Aggregate Account balances of all Employees under the Plan and all Plans of the Aggregation Group.

(b)           An Aggregation Group shall be a “Super Top Heavy Group” for any Plan Year commencing after December 31, 1983 in which, at the Determination Date, the sum of the Present Value of Accrued Benefits of Key Employees and the Aggregate Account balances of Key Employees and all Plans in an Aggregation Group exceeds 90% of the sum of the Present Value of Accrued Benefits and the Aggregate Account balances of all Employees under all Plans of the Aggregation Group.

(c)            “Present Value of Accrued Benefit” means, in the case of a defined benefit plan, the present value of an accrued benefit, as determined under the provisions of the applicable defined benefit plan and in compliance with Treasury Regulations Section 1.416-l(T-25 and T-26).

(d)           In determining Top Heavy Status, the accrued benefit of (i) an individual who is not a Key Employee with respect to any Plan in an Aggregation Group for a Plan Year but who was a Key Employee with respect to a Plan in an Aggregation Group for a prior Plan Year and (ii) an individual who performed no services for the Employer of an ERISA Affiliate during the 5-year period ending on the Determination Date, shall be disregarded.

12.3         For any Top Heavy Plan Year, the Plan shall provide special minimum benefit and contribution requirements of Section 416(c) of the Code, pursuant to Section 12.4 of the Plan.

12.4         Minimum Allocations and Benefits.

(a)            In the case of a defined contribution plan, for any Top Heavy Plan Year, the sum of employer contributions and forfeitures allocated to the Account of each Non-Key Employee who is a Participant and who has not terminated employment by the end of such Plan Year (including (A) Participants who fail to complete at least 1,000 Hours of Service during the Plan Year, (B) Employees who are excluded from the Plan or accrue no benefit because their Compensation is less than a stated amount, and (C) Employees who are excluded from the Plan or accrue no benefit because they fail to make mandatory contributions, or, in the case of a Plan intended to qualify under Section 401(k) of the Code, elective contributions) shall be equal to at least 3% of such Non-Key Employee’s Compensation. However, should the sum of the Employer’s contributions and forfeitures allocated to the Account of each Key Employee for such Top Heavy Plan Year be less than 3% of each such Key Employee’s Compensation, the sum of the Employer’s contributions and forfeitures allocated to the Account of each Non-Key Employee who is a Participant (including the Employees referred to in the preceding sentence) shall be equal to the highest percentage allocated to the Account of a Key Employee. The preceding sentence shall not apply to any plan required to be included in an Aggregation Group if such plan enables a defined benefit plan required to be included in an Aggregation Group to meet the requirements of Section 401(a)(4) or Section 410 of the Code. For purposes of satisfying the minimum contribution requirements of this subparagraph, an Employee’s elective deferrals under a cash or deferred arrangement (as defined under Section 401(k) of the Code shall not be treated as an Employer Contribution.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.

(b)           In the case of a defined benefit plan, for any Top Heavy Plan Year, the accrued benefit, when expressed as an Annual Retirement Benefit (as defined below), of a Participant who is a Non-Key Employee and who has completed at least 1,000 Hours of Service during the Plan Year (including Employees who are excluded from the Plan or accrue no benefit because their Compensation is less than a stated amount and Employees who are excluded from the Plan or accrue no benefit because they fail to make mandatory contributions) will be at least equal to the lesser of (i) the product of (A) an Employee’s average annual Compensation for the period of consecutive years (not exceeding (5)) when the Employee had the highest aggregate Compensation from the Employer and (B) 2% per year of service with the Employer, or (ii) 20%.

(i)             The foregoing defined benefit minimum shall be determined without regard to any Social Security contribution or benefit.

(ii)            “Annual Retirement Benefit” means a benefit which commences at age 65 and is payable annually in the form of a single life annuity.

(iii)          A “year of Top Heavy Service” shall be a Year of Service as determined under the rules of Section 411(a)(4), (5) and (6) of the Code, provided, however, that a Plan may disregard any Year of Service if the Plan was not top heavy for any Plan Year ending during such Year of Service, or if the Year of Service was completed in a Plan Year beginning before January 1, 1984.

(c)           Notwithstanding anything herein to the contrary, in any Plan Year in which both a defined benefit plan and a defined contribution plan are part of a Top Heavy Group, the following rules shall apply: For each Non-Key Employee who is participating in the Top Heavy defined contribution plan maintained by the Employer, the defined contribution minimum, as provided under Section 12.4(b) above, shall accrue, and the defined benefit minimum shall not be applicable. For each other Non-Key Employee who is a Participant in the Top Heavy defined benefit plan maintained by the Employer, the Employer shall satisfy the minimum contribution requirement of Section 12.4(b).

ARTICLE THIRTEEN

Miscellaneous

13.1         The Trustees and the Company in no way guarantee the Trust Fund from loss or depreciation, and the Company does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Trustees to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust Fund.

13.2         Words used in the masculine hereunder shall apply to the feminine where applicable and the plural shall be read as the singular, and the singular as the plural, wherever the context dictates.

13.3         All questions with respect to the interpretation of this Agreement shall be determined by the laws of the State of New York, except to the extent that Federal law controls.

13.4         Conditional upon prior approval by the Company, any ERISA Affiliate may participate in this Plan as a participating company, provided it shall make, execute and deliver such instruments as the Company and the Trustees shall require. Such an ERISA Affiliate shall accept the Company as its agent to act for it in all transactions in which the Company believes such agency will facilitate the administration of the Plan. Any such ERISA Affiliate shall accept the Company as its agent to act for it in all transactions in which the Company believes such agency will facilitate the administration of the Plan. Any such ERISA Affiliate may withdraw from participation in this Plan upon written notice to the Company and the Trustees, and upon such withdrawal this Plan shall automatically terminate insofar as it relates to such withdrawing participating organization and its Employees.

13.5         Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Company, or Employee of the Company, or against the Trustees, or their agents or Employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, the Act of by a separate agreement.

ARTICLE FOURTEEN

Amendment and Termination

14.1         The Company has the right to amend this Agreement at any time it deems necessary or advisable in order to maintain qualification of this Plan and Trust under the Code. It may further amend this Agreement for any other purpose provided no such amendment shall permit the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates, or cause or permit any portion of the Trust Fund to revert to or become the property of the Company.

14.2         The Company shall make all amendments in writing which shall state the date on which they are retroactively or prospectively effective.

14.3         Notwithstanding any other provision of this Plan to the contrary, upon the date of either partial or full termination of the Plan, or of Complete discontinuance of contributions to the Plan, an affected Participant’s right to his Account shall be 100% non-forfeitable.

14.4         The Trustees shall not consent to, or be a party to, any merger or consolidation with another Plan, or to a transfer of assets or liabilities to another Plan unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation or transfer. Upon termination of the Plan, the Trust shall continue until the Trustees have distributed all of its benefits under the Plan.

14.5         The Company shall not amend the vesting schedule (and no amendment shall be effective) if the amendment reduces the non-forfeitable percentage of any Participant’s Account balance derived from Employer contributions (determined as of the later of the date the Company adopts the amendment or the date the amendment becomes effective) to a percentage less than the non-forfeitable percentage computed under the Plan without regard to the amendment. If the Company amends the vesting schedule, each Participant having completed at least 3 Years of Service with the Company before the expiration of the election period may irrevocably elect during the election period to have the non-forfeitable percentage of his Account balance computed under the Plan without regard to the amendment. For purposes of the preceding sentence the election period shall begin no later than the date the Plan amendment is adopted and end no earlier than the latest of (i) the date which is 60 days after the day the Plan amendment is adopted; (ii) the date which is 60 days after the day the Plan amendment becomes effective, or (iii) the date which is 60 days after the day the Participant is given written notice of the Plan amendment by the Company or the Trustees. The Plan Administrator, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.

ARTICLE FIFTEEN

Repurchase of Company Securities

15.1         Shares of Company Securities acquired with the proceeds of an Exempt Loan and distributed by the Trustees shall be subject to a “right of first refusal” which shall provide that, prior to any subsequent transfer, such shares must first be offered in writing to the Company and then if refused by the Company, to the Trust at the then Fair Market Value, or, if greater, at the purchase price offered by the first buyer making a good faith offer to purchase. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value of such shares for this purpose. The Company and the Trustees (on behalf of the Trust) shall have 14 days from the date of refusal on the same terms offered by the prospective buyer. A Participant (or Beneficiary) entitled to a distribution of Company Securities shall be required to execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Company Securities. The right of first refusal shall be administered in accordance with Treasury Regulation Section 54.4975-7(b)(9).

15.2         The Company shall issue a “put option” to each Participant receiving a distribution of Company Securities from the Trust if such Company Securities are not readily tradeable on an established market when distributed, or are subject to a trading limitation. The put option shall permit the Participant (or his Beneficiary) to sell such Company Securities to the Company at any time during 2 option periods at their then Fair Market Value.

The first put option shall be a period of at least 60 days beginning on the date of distribution of Company Securities to the Participant. The second put option period shall be at least 60 days beginning after the new determination of the Fair Market Value of Company Securities by the Trustees (and notice to the Participant) in the next following Plan Year. The Company may permit the Trustees to direct the Plan to purchase Company Securities tendered to the Company under a put option.

Payment by the Company of Securities put to it pursuant to this Section 15.2 shall be made (A) in a single sum within 30 days after such put option is exercised if such securities were part of an installment distribution, or (B) if such securities were distributed to the Participant as part of a total distribution, in a single sum or substantially equal periodic installments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding 5 years, with adequate security provided and reasonable interest charged on unpaid installments. The put option shall be administered in accordance with Treasury Regulation Section 54.4975-7(b)(l0), (11) and (12).

15.3         Shares of Company Securities held or distributed by the Trustees may include such legend restrictions on transferability as the Company may reasonably require to assure compliance with applicable Federal and state securities laws. Except as otherwise provided herein, no shares of Company Securities held or distributed by the Trustees may be subject to a put, call or other option or buy-sell or other similar arrangement.

15.4         If shares of Company Securities are not readily tradeable on an established securities market, all valuations of such shares with respect to an activity carried on by the Plan shall be made by an independent appraiser meeting the requirements similar to the requirements for an appraiser under regulations promulgated by the Security of the Treasury or his delegates pursuant to Section 170(a)(1) of the Code. Valuations of Company Securities must be made in good faith and based on all relevant factors for determining the fair market value of securities.

15.5         (a)           No portion of the Plan assets attributable to (or allocable in lieu of) Employer Stock acquired by the Plan in a Section 1042 Sale may accrue (or be allocated directly or indirectly under any plan qualified under Section 401(a) of the Code maintained by the Employer) (1) during the Nonallocation Period for the benefit of any Nonallocation Participant, or (2) for the benefit of a 25-Percent Shareholder.

(b)           The following terms shall have the following meanings:

“Employer Stock” for purposes of this Section 15.5 means employer securities (as defined in Section 409(l) of the Code) which are issued by a domestic C corporation that has no stock outstanding that is readily tradable on an established securities market, and were not received by the Participant in a distribution from a plan described in Section 401(a) of the Code, or a transfer pursuant to an option or other right to acquire stock to which Sections 83, 422 or 423 of the Code applied (or to which Sections 422 or 424 (as in effect on the day before the date of the enactment of the Revenue Reconciliation Act of 1990) applied).

“Nonallocation Participant” means any Participant who makes an election under Section 1042(a) of the Code with respect to Employer Stock and any Participant who is related to such Participant within the meaning of Section 267(b) of the Code.  “Nonallocation Participant” does not include any participant who is a lineal descendant of a Participant who makes an election under Section 1042 of the Code if the aggregate amount allocated for the benefit of all such lineal descendants during the Nonallocation Period does not exceed more than 5 percent of the Employer Stock (or amounts allocated in lieu thereof) by any person related to such descendants (within the meaning of Section 267(c)(4) of the Code).

“Nonallocation Period” means the period beginning on the date of the Section 1042 Sale and ending on the later of the date that is 10 years after the date of the Section 1042 Sale, or the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the Section 1042 Sale.

“Section 1042 Sale” means a sale of Employer Stock to the Plan in a transaction to which Section 1042 of the Code (pertains to the nonrecognition of gain) applies.

“25-percent Shareholder” means a Participant who owns more than 25 percent of any class of outstanding stock of Employer or any corporation that is a member of the same controlled group of corporations (within the meaning of Section 409(l)(4) of the Code)) as the Employer.  The rules of Section 318(a) of the Code, without regard to the employee trust exception in Section 318(a)(2)(B)(i), are used to calculate the ownership percentage.  This definition is applicable at any time during either the 1-year period ending on the date of sale of such stock to the Plan, or on the date as of which Employer Stock is allocated to Participants.

15.6         The provisions of this Article Fifteen shall continue to apply to shares of Company Securities even if the Plan ceases to be an Employee Stock Ownership Plan under Section 4975(e)(7) of the Code.

IN WITNESS WHEREOF, this Plan has been executed this 17th day of December of 2015.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ Carmine J. Broccole

Title:	Secretary

TRUSTEES

/s/ Carmine J. Broccole
Carmine J. Broccole, Trustee

/s/ James J. Burke
James J. Burke, Trustee

/s/ Sanford Kay
Sanford Kay, Trustee

/s/ Robert H. Martin
Robert H. Martin, Trustee

/s/ Thomas Tesoro
Thomas Tesoro, Trustee

Appendix I

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
OF STANDARD MOTOR PRODUCTS, INC.

Special provisions relating to the Employee Stock Ownership Plan and Trust of Standard Motor Products, Inc. (“ESOP”) and the participation of the employees of the Guaranteed Parts/Sorensen Division of Wickes Manufacturing Company, Inc. who transferred their employment to the Company on October 26, 1989 (“Transferred Employees”).

1.	For the purposes of determining a Transferred Employee’s vesting under the ESOP, and for purposes of determining any Hour of Service requirement with respect to eligibility for allocations for a Plan Year, all service from each such Transferred Employee’s last date of hire with Wickes Manufacturing Company, Inc. shall be recognized.

2.	Each Transferred Employee who was an employee of Wickes Manufacturing Company, Inc. on June 30, 1989 shall be eligible to participate in the ESOP on January 1, 1990. Each other Transferred Employee (those Transferred Employees hired after June 30, 1989) shall be subject to the Plan’s eligibility requirements as stated in Article Two of the Plan taking into account for this purpose his service from his late date of hire with Wickes Manufacturing Company, Inc.

3.	For the purpose of determining the 1990 ESOP allocation for those Transferred Employees who became Participants in the ESOP on January 1, 1990, only Compensation earned from October 26, 1989 shall be taken into consideration.

4.	Unless otherwise expressly provided to the contract, defined terms used in this Appendix I shall have their same meaning as in the Plan.

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